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                                                                   EXHIBIT 10.34

                                  K&F AGREEMENT

                  K&F AGREEMENT, dated as of October 15, 1997 (this "K&F Agreement"), by K&F Industries, Inc. ("K&F"), in favor of The First National Bank of Chicago, a Delaware banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") that are parties to the Credit Agreement described below.

                                  WITNESSETH:

                  WHEREAS, Aircraft Braking Systems Corporation ("ABS") and Engineered Fabrics Corporation ("EF"; together with ABS, the "Borrowers"), each Delaware corporations, are parties to Credit Agreement, dated as of October 15, 1997, with the Administrative Agent, the Lenders, Lehman Brothers Inc., as Arranger, and Lehman Commercial Paper Inc., as Syndication Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement");

                  WHEREAS, pursuant to the terms of the Credit Agreement and the other Loan Documents, the Lenders have agreed to make and maintain certain extensions of credit to or for the benefit of the Borrowers;

                  WHEREAS, K&F owns directly or indirectly all of the issued and outstanding stock of each of the Borrowers;

                  WHEREAS, K&F will derive substantial direct and indirect benefit from the making and maintaining of the extensions of credit; and

                  WHEREAS, the obligation of the Lenders to make and maintain the extensions of credit is conditioned upon, among other things, the execution and delivery by K&F of this K&F Agreement;

                  NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make and maintain the extensions of credit, K&F hereby agrees with and for the benefit of the Administrative Agent and the Lenders as follows:

                  1. Defined Terms. As used in this K&F Agreement, terms defined in the Credit Agreement are used herein as therein defined.

                  2. Covenants. K&F hereby covenants and agrees with the Administrative Agent and each Lender, from and after the date of this K&F Agreement until the Obligations are paid in full, the Revolving Credit Commitments are terminated, and the expiration, termination or return to the Issuing Lender of the Letters of Credit, that:

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                  (a) K&F will furnish the Borrowers with all financial
         statements and other information and documents concerning K&F and its consolidated Subsidiaries required to enable the Borrowers timely to comply with subsections 6.1 and 6.2 of the Credit Agreement;

                  (b) K&F will not create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness owed by K&F to either Borrower and (ii) Indebtedness in respect of the Senior Subordinated Notes;

                  (c) K&F will not make any payment or expenditure of any kind or nature, including, without limitation, any payments to any stockholder of K&F, except for (i) payments of interest in respect of Indebtedness permitted by clause (b) above, (ii) an amount in respect of operating expenses during each fiscal year of K&F consistent with the past practices of K&F, (iii) payments in respect of United States federal and New York state taxes and (iv) to the extent permitted by Sections 7.6(d), 7.8(d) and (j), and 7.10, in each case in accordance with the terms thereof and any other applicable provisions of the Credit Agreement, including, without limitation, Section 6.10 of the Credit Agreement;

                  (d) K&F will not (i) make any optional payment or optional prepayment on or optional redemption of any Indebtedness (including, without limitation, the Senior Subordinated Notes) or other obligation, or (ii) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), including but not limited to the subordination provisions of the Senior Subordinated Notes;

                  (e) K&F will not change its fiscal year from the year ended December 31;

                  (f) Unless required by changes in GAAP, K&F will not (except with the consent of the Required Lenders) change any of its accounting or financial practices or policies in a manner that affects the way in which it currently accounts for (and expenses currently) its product development costs and its discounts on sales;

                  (g) K&F will not fail to comply with Section 7.1 of the Credit Agreement, which Section is hereby incorporated by reference herein as if such provisions were set forth in full herein, and

                  (h) K&F will not have more cash or cash equivalents on hand at any time than is consistent with its past practices.

                  3. Severability. Any provision of this K&F Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

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prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  4. No Waiver; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder, on the part of the Administrative Agent or any Lender, shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                  5. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This K&F Agreement represents the agreement of K&F with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein. None of the terms or provisions of this K&F Agreement may be waived, amended or supplemented or otherwise modified except by a written instrument executed by K&F and the Administrative Agent, provided that any provision of this K&F Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent. This K&F Agreement shall be binding upon the successors and assigns of K&F and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. THIS K&F AGREEMENT SHALL BE GOVERNED BY AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                  6. Notices. All notices, requests and demands to or upon K&F or the Administrative Agent or any Lender to be effective shall be in writing or by telegraph or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail, three days after deposit in the postal system, first class postage prepaid, or, in the case of telegraphic notice, when sent, answerback received, addressed to the Administrative Agent at the address set forth in subsection
10.2 of the Credit Agreement and to K&F as follows:

                           K&F Industries, Inc.
                           600 Third Avenue
                           New York, New York 10016
                           Attention: Kenneth M. Schwartz
                           Telecopy: (212) 867-1182

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                  7. Paragraph Headings. The paragraph headings used in this K&F
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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                  IN WITNESS WHEREOF, the undersigned has caused this K&F
Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                           K&F INDUSTRIES, INC.

                           By /s/ Kenneth M. Schwartz
                             --------------------------------
                              Name: Kenneth M. Schwartz
                              Title: Executive Vice President